UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	August 11, 2023

Micropac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant s telephone number, including area code:	(972) 272-3571

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	MPAD	Pink OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2023, Micropac Industries, Inc (“Company”) director, Heinz Werner Hempel, passed away. Mr. Hempel was the Company’s majority shareholder and an original founder.

Effective October 10, 2007, Mr. Hempel transferred all of his Company’s common stock shares to a partnership organized under German law.  This partnership is composed of Mr. Hempel, his son, and his daughter.  As the consideration for this transfer, Mr. Hempel received a 99.98% share in this partnership and received the sole voting and management control.  His son and daughter each own a 0.01% ownership interest in this partnership. These 1,952,577 common stock shares currently amount to 75.7% of the Company’s outstanding common stock.

Per the partnership agreement, once Mr. Heinz Werner Hempel is no longer partner, the business affairs of the partnership are to be managed by Mr. Robert Patrick Hempel, who will have sole authority to represent the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 08/11/2023	MICROPAC INDUSTRIES, INC.
(Registrant)
/s/ Mark King
(Signature)
Mark King
Chief Executive Officer